UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): September 17, 2014

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 4, 2014, ProPhase Labs, Inc. (the “Company”, “we” or “us”) announced the consummation of a definitive, global Settlement Agreement (“Settlement Agreement”) resolving certain litigation matters. The terms of the Settlement Agreement included the return of up to 3,896,764 shares of the Company’s common stock, including a tranche of 1,453,427 shares (the “Option Shares”) that were subject to a pre-existing option with a third party.

Effective September 17, 2014, the third party option to acquire the Option Shares was cancelled and the Option Shares were delivered to the Company pursuant to the terms of the previously announced Settlement Agreement. As a consequence, we completed the return to our treasury of 3,896,764 shares of our common stock and have reduced the number of our shares outstanding to 15,902,949 as of September 17, 2014.

Item 9.01 Financial Statements and Exhibits.

None

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr. Chief Operating Officer and Chief Financial Officer

Date: September 19, 2014